NEITHER THE WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE PURCHASER, WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.

Date of Issuance: As of January 29, 2001 ("Date of Issuance") Warrant No.: W-__

WARRANT TO PURCHASE UP TO 150,000

SHARES OF COMMON STOCK OF EXABYTE CORPORATION

THIS CERTIFIES THAT Broadview Holdings LLC, whose address is One Bridge Plaza, Suite 500, Fort Lee, New Jersey 07024-7502 ("Purchaser"), is entitled to purchase under this Warrant up to 150,000 shares of Common Stock, $.001 par value per share ("Common Stock") of Exabyte Corporation, a Delaware corporation (the "Company") at a per share price of $1.50 (the "Exercise Price") (collectively, as adjusted pursuant to provisions hereof, the "Shares") subject to the provisions and upon the terms and conditions hereinafter set forth.

1. Vesting and Term.

     1.1     Vesting Date. This Warrant shall become vested on the Date of Issuance.

     1.2     Termination Date. This Warrant shall remain exercisable until 5:00 p.m. New York time on the first annual anniversary of the Effective Date (as defined in Exhibit B hereof).

2. Conversion.

     2.1     Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the Purchaser hereof, in whole or in part and from time-to-time, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer, of an amount equal to the then current Exercise Price per share multiplied by the number of Shares then being purchased (the "Aggregate Exercise Price"). The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Purchaser(s) of record of, and shall be treated for all purposes as the record Purchaser(s) of the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Purchaser hereof as soon as possible and in any event within ten (10) days of receipt of such notice by the Company and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Purchaser hereof as soon as possible and in any event within such ten-day period.

     2.2 Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Purchaser under the terms of this Warrant, the Purchaser may elect to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock, the aggregate value of which shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the Purchaser by surrender of this Warrant at the principal office of the Company together with notice of the Purchaser's intention to exercise the Conversion Right, in which event the Company shall issue to the Purchaser a number of shares of the Company's Common Stock computed using the following formula:

X= Y(A-B)
 A

Where:

X The number of shares of Common Stock to be issued to the Purchaser.

Y The number of shares of Common Stock representing the portion of this Warrant that is being converted.

A The fair market value of one share of the Company's Common Stock.

B The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per share of the Company's Common Stock shall mean, the average daily Market Price (as defined below) during the period of the most recent 20 days, ending on the last business day before the effective date of exercise of the Conversion Right, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the fair market value shall be the Market Price on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Market Price as of a specified day shall be the last reported sale price of the Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the NASDAQ or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be determined in good faith by a reputable investment banking firm selected by the Purchaser to undertake such valuation.

     2.3 Automatic Conversion. In the event of termination of this Warrant pursuant to Section 1 above, to the extent that this Warrant is then exercisable and such conversion would result in the issuance of shares to the Purchaser, this Warrant shall be deemed automatically converted under Section 2.2 above immediately prior to the time at which it would otherwise expire.

3. Securities Fully Paid; Reservation of Shares. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     4.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Purchaser of this Warrant shall thereupon and thereafter have the right to exercise this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of consideration, including but not limited to shares of stock, other securities, money and property receivable upon such reclassification, change, conversion or merger by a holder of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, conversions, mergers or transfers.

     4.2 Subdivisions or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

     4.3 Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then (i) the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the number of Shares subject to this Warrant shall be proportionately adjusted.

     4.4 Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to Purchaser setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Common Stock subject to this Warrant and the Exercise Price therefor, as applicable, after giving effect to such adjustment.

5. Compliance with Securities Laws.

     5.1 Accredited Investor. The Purchaser hereby confirms that Purchaser is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     5.2 Legend. Upon issuance, the Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

together with any legend required under applicable State securities laws.

     5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

     5.4 Acquiring for Investment. Purchaser hereby warrants that it is acquiring this Warrant for its own account and not with a view to distribution.

     5.5 Opportunity to Investigate. Purchaser hereby warrants that it has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Warrant and the offer thereof, and to obtain any additional information which Purchaser has requested.

     5.6 Residence. Purchaser hereby represents that the principal office at which the investment decision regarding the acquisition of the Warrant was made is located in the State of California.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission ("Commission") which may at any time permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock or any other equity security of the Company, the Company agrees to use its best efforts to:

      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") and continues to be subject to such reporting requirements;

      (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

      (c) So long as the Purchaser owns any Shares, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Exchange Act.

8. Registration; Registration Rights. The Company hereby covenants and agrees that it shall register under the Securities Act the offer and sale of the Shares issuable upon the exercise of this Warrant in accordance with the procedures set forth in Exhibit B attached to this Warrant.

9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10. Notices.

     10.1 Notice of Certain Events. The Company shall provide the Purchaser with at least thirty (30) business days notice (or such greater amount of notice as Delaware law requires to be given to shareholders having the right to vote at a meeting on any Sale Event, as defined herein) prior to (i) a merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another person or entity (other than such a transaction wherein the shareholders of the Company prior to such transaction retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing entity)(a "Sale Event"), (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash dividend declared on the Company's Common Stock or (iv) a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act (each, a "Notice Event"). If the notice is provided pursuant to subsection (i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

     10.2 Notice Procedure. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when either (a) delivered personally, (b) sent by e-mail or fax with confirmation of receipt or (c) deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

If to the Purchaser:

Broadview Holdings LLC
One Bridge Plaza
Suite 500
Fort Lee, New Jersey 07024-7502
Attention: Richard Dalton
Fax: 650-368-6822

with a copy to:
Rosenman & Colin LLP
575 Madison Avenue
New York, New York 10022-2585
Attention: Todd J. Emmerman, Esq.
Fax: (212) 940-8776

If to the Company:

Exabyte Corporation
1685 38th Street
Boulder, CO 80301
Attention: William L. Marriner
Tel: (303) 417-7453
Fax: (303) 417-7164

With a copy to:

Holland & Hart LLP
Suite 3200
555 Seventeenth Street
Denver, CO 80202
Attention: Mark R. Levy, Esq.
Fax: (303) 295-8261

Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery or delivery be e-mail or fax, on the date of such delivery if it is a regular business day of the recipient, otherwise on the next regular business day (provided there is confirmation of such delivery) and (ii) in the case of mailing, on the third business day following the date of such mailing.

11. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

13. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to conflict of laws provisions thereof.

IN WITNESS WHEREOF, this Warrant has been executed as of the Date of Issuance.

EXABYTE CORPORATION

By

Name

Title

EXHIBIT "A"

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full

exercise of the within Warrant)

The undersigned registered Purchaser of the within Warrant hereby irrevocably exercises the within Warrant for and purchases shares of Common Stock of Exabyte Corporation and herewith makes payment therefor in the amount of $ , all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or certificates in denominations of shares) for the shares of Common Stock of Exabyte Corporation hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) [NAME], whose address is ________________________________________________________ and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Exabyte Corporation not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) [NAME], whose address is ___________________________________________________.

Date: ______________________

By:

(Signature of Registered Purchaser)

Title:

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

EXHIBIT "B"

1. Registration.

     a.     Demand Registration. Not later than February 23, 2001, the Company shall, at the Company's sole cost and expense, file with the Commission a registration statement sufficient to permit the public offering and resale by the Purchaser of the Shares through the facilities of all appropriate securities exchanges and the over-all appropriate securities exchanges and the over-the-counter market in accordance with the terms of the Securities Act, and will use its best efforts to cause such registration statement to become effective not later than April 10, 2001 (the date on which such registration statement is declared effective by the Commission is referred to herein as the "Effective Date").

     b.     In the event of a registration pursuant to the provisions of this Exhibit B, the Company shall use its best efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as Purchaser may request.

     c.     The Company shall keep effective any registration or qualification contemplated by this Exhibit B and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication until the earlier of (i) one year from the effective date thereof and (ii) the date on which all Shares issuable upon the exercise of this Warrant shall have been sold.

     d.     In the event of a registration pursuant to the provisions of this Exhibit B, the Company shall furnish to Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as Purchaser may reasonably request to facilitate the disposition of the Shares included in such registration.

     e.     The Company shall notify Purchaser promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

     f.     The Company shall advise Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     g.     The Company shall promptly notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

2. Indemnification.

     a.     Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless Purchaser, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Shares or (B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Purchaser by or on behalf of Purchaser expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

If any action is brought against Purchaser or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. In any event, the Company shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. The Company agrees promptly to notify Purchaser of the commencement of any litigation or proceedings against the Company or any of it officers or directors in connection with the sale of any Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Shares.

     b.     Purchaser agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Shares held by Purchaser, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to Purchaser in Section 2(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to Purchaser by or on behalf of Purchaser, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against Purchaser pursuant to this Section 2(b) Purchaser shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

     c.     To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and Purchaser (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and Purchaser in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by Purchaser, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and Purchaser agree that it would be unjust and inequitable if the respective obligations of the Company and Purchaser for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if Purchaser and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2(c) each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of Purchaser or control person shall have the same rights to contribution as Purchaser or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.